Exhibit 10.3

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is being made this 30th day of September, 1996, by and between SYSTEMS AUTOMATION, INC. ("Seller"), EDWARD HASKELL ("Shareholder") and THE JUDGE GROUP, INC., ("Buyer").

                                   BACKGROUND

                  A. Seller is a corporation organized and existing under the laws of the Commonwealth of Massachusetts with its principal place of business at 15 Lakeside Office Park, Route 128, Wakefield, Massachusetts.

                  B. Buyer is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal place of business at Two Bala Plaza, Bala Cynwyd, Pennsylvania.

                  C. Seller is engaged in the business of document imaging and in conjunction therewith owns certain assets utilized in the operation of its business.

                  D. Seller desires to sell, transfer and assign, and Buyer desires to purchase certain of these assets of Seller in accordance with the terms and conditions set forth herein.

                  E. It is currently anticipated that Buyer will complete closing on an initial public offering prior to December 31, 1996.

                  NOW, THEREFORE, for and in consideration of the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:


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                  1.  PURCHASE AND SALE OF ASSETS.

                  1.1 Seller hereby agrees to sell, convey, transfer and assign to Buyer, and Buyer hereby agrees to purchase certain tangible personal property including cash accounts, accounts receivable, inventory, office equipment, furniture and other assets including customers' purchase orders unfilled prior to the Closing and certain customer contracts, all of which are utilized by Seller in the conduct and operation of its business (hereinafter "Tangible Assets"), a complete listing which is attached hereto as Schedule 1.1 and made a part hereof.

                  1.2 Seller hereby agrees to sell, convey, transfer and assign to Buyer, and Buyer hereby agrees to purchase upon the terms and conditions of this Agreement, Seller's intangible assets including its name, customer list, trademarks, and other proprietary property (hereinafter Intangible Assets"), a complete listing which is attached hereto as Schedule 1.2 and made a part hereof. Intangible Assets and Tangible Assets are hereinafter collectively referred to as "Assets".

                  1.3 Except as otherwise specifically and expressly provided in
Schedule 1.3, Buyer shall not assume nor be responsible for any of Seller's obligations arising from Seller's operation of the business or ownership of the Assets including, but not limited to, accounts payable, debts, dues, accounts, contracts, taxes, claims, or demands of any nature whatsoever.

                  1.4 The parties agree that the values for the Assets being conveyed are the result of arms-length bargaining, are fair and reasonable and shall be binding upon the parties for all purposes including, without limitation, federal income tax purposes.


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                  2.  PURCHASE PRICE.

                  2.1 In consideration of the sale, conveyance, transfer and assignment to Buyer of the Assets set forth in Section 1, Buyer shall pay to Seller the sum of $547,252.00 as set forth below.

                  2.2 At the time of the Closing (as hereinafter defined), Buyer shall pay Seller $75,000.00.

                  2.3 At Closing, Buyer shall deliver to Seller an executed Promissory Note in the form attached hereto as Exhibit "A". The Promissory Note shall be in the principal amount of $472,252.00 and shall accrue interest at the rate of 8% per annum. The Note shall provide for a principal payment in the amount of $100,000.00 plus accrued interest on January 2, 1997. The balance of the note shall be paid in 36 equal monthly installments of principal and interest in the amount of $11,664.76 commencing February 1, 1997. Prepayment shall be permitted.

                  2.4 Provided Buyer closes on an initial public offering (the "IPO Closing") on or prior to December 31, 1996, in lieu of the payment provisions set forth above, Buyer shall pay to Seller the full principal amount of the Note, $472,252.00 plus any accrued interest by wire transfer no later than fifteen (15) days after the IPO Closing. If the IPO Closing occurs subsequent to December 31, 1996, but prior to the payoff of the Promissory Note, the Promissory Note's principal balance and any accrued interest shall be paid in full within thirty (30) days thereafter.


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                  3.       CLOSING.

                  3.1 The Closing on the transactions provided for in this Agreement shall take place on or before September 26, 1996, at 10:00 a.m. or such other date as the parties otherwise shall mutually agree in writing ("Closing") at the office of Buyer or at such other place agreed to by the parties.

                  3.2 (a) At Closing, Seller shall deliver to Buyer: (a) a Bill of Sale in the form attached hereto as Exhibit "B" for all the Assets listed in Schedules 1.1 and 1.2;

                      (b) The Employment Agreement described below executed by Robert Haskell;

                      (c) The Employment Agreement described below executed by Edward Haskell; and

                      (d) All other documents required by this Agreement.

                  3.3 (a) At Closing, Buyer shall deliver to Seller the payment described in Section 2.2; and

                      (b) All other documents required by this Agreement including such name assignment documents as are required.

                  3.4 At the time of Closing, Buyer shall have the right to immediate physical possession of the Assets.

                  4. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER. Seller and Shareholder make the following representations and warranties to
Buyer:


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                  4.1 Organization, Good Standing and Valid Authorization.
Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has the corporate power and authority to own all of its properties and assets and to carry on its business, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties or both, makes such qualification necessary. Seller has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and its stockholders and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Copies of the Articles and Certificate of Incorporation and By-Laws of Seller certified to be correct by its Secretary are attached hereto as Exhibit "C" and are complete and correct as at the date hereof. The minute book of Seller, true copies of the contents of which, authenticated by its Secretary, will be delivered to Buyer within ten (10) days after execution of the Agreement, contains a complete and accurate record of all meetings and other corporate actions of its shareholders and Board of Directors.

                  4.2 Compliance. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller will not:
(a) violate any provision of the Articles of Incorporation or By-Laws of Seller;
(b) except as provided in Section 7.2(j) herein, violate any material provision, result in the breach or acceleration, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under any mortgage, lien, lease, agreement,


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contract, license, instrument, order, award, judgment or decree to which Seller are a party or by which any of them are bound; (c) result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any property of Seller; or (d) violate or conflict with any other material restriction or any law, ordinance or regulation to which Seller or the property of Seller is subject.

                  4.3 Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

                  4.4 Capital Stock. At the Closing, the authorized capital stock of Seller shall consist of _____ shares of common voting stock, no par value, of which 1,532 shares shall be issued and outstanding.

                  4.5 Financial Statements of Seller. The reviewed balance sheets for the fiscal year ending December 31, 1995 of Seller and the related statements of operations, stockholders' equity and changes in financial position (statement of cash flow) of Seller reviewed by Creelman & Smith, certified public accountants and previously delivered to Buyer the reviewed balance sheet as of June 30, 1996, and the related statements of operations, stockholders' equity and changes in financial position for the six (6) months ended June 30, 1996, complete copies of which are attached hereto as Exhibit "D" (collectively the "Seller Financials") have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of Seller at such dates and the results of its operations and changes in its financial positions for such periods. Except with respect to matters referred to in Exhibit "D", Seller did not have as of July 1, 1996, through the date of the execution of this


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Agreement, any liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent, or otherwise), of a nature that would be reflected or reserved against in a corporate balance sheet or disclosed in the notes thereto, prepared in accordance with the generally accepted accounting principles applied in the preparation of such financial statements, that are not reflected or reserved against in the June 30, 1996 balance sheet or disclosed in the notes thereto.

                  4.6 Absence of Certain Changes. Since December 31, 1995, except as set forth on Schedule 4.6 hereto, there has been (a) no material adverse change in the financial condition, business or results of operations of Seller taken as a whole; (b) no declaration, setting aside or payment of any dividend or other distribution with respect to Seller's Stock; (c) no material loss, destruction or damage to the properties of Seller taken as a whole, which loss, destruction, or damage is not adequately covered by insurance; (d) no agreement, contract or commitment entered into or agreed to be entered into except for those in the ordinary course of business (none of which individually or in the aggregate, materially adversely affects the Assets of Seller taken as a whole or its businesses, financial condition, prospects or results of operations taken as a whole); (e) no amendment or termination of any contract, lease, license, or other agreement to which Seller is a party except in the ordinary course of business (none of which, individually or in the aggregate, materially adversely affects the Assets, businesses, financial condition, prospects or results of operations of Seller taken as a whole); and (f) no change in any of the accounting methods or practices or revaluation of any of the Assets of Seller, except as provided for herein or as required by changes in generally accepted accounting principles; since such date, Seller has conducted its business only in the ordinary course and is in compliance in all material respects with all laws which govern the ownership of its property and the conduct of its business.


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                  4.7 Tax Matters. Seller has duly filed all federal, state, county, local and foreign income, excise, sales, customs, property, withholding, social security and other tax and information returns and reports required to have been filed by it to the date hereof and paid (or, in the case of withholding taxes and obligations, withheld and paid over as required) all taxes, assessments, duties and other governmental charges (collectively, the "Taxes") (including interest and penalties) shown on such returns or reports to be due or claimed to be due prior to the date hereof to any federal, state, county, local or foreign or other governmental authority. Seller has paid or made adequate provisions in the most recent balance sheet included in the Seller Financials (the "Seller Balance Sheet") for all Taxes (including interest and penalties) payable by Seller with respect to all periods to and including June 30, 1996. Seller has no liability for any Taxes (including interest or penalties) of any nature whatsoever other than as shown on the Seller Balance Sheet and, to the best knowledge of Seller, there is no basis for any additional material claims or assessments for the Taxes other than with respect to liabilities for taxes that may have accrued since June 30, 1996, in the ordinary course of business for which Seller shall remain responsible subsequent to Closing. Seller has never been audited by the Internal Revenue Service or Massachusetts Department of Revenue for any period. True copies of the federal, state and local income tax returns of Seller for the year ended December 31, 1995, and for each of the two immediately preceding years have been, or will promptly after execution hereof be delivered to Buyer. There are no agreements, waivers or other arrangements (oral or written) providing for extensions of time with respect to the assessment or collection of unpaid taxes nor are there any actions, suits, proceedings, investigations or claims of any nature or kind whatsoever now pending or overtly threatened against Seller with respect to any such returns or reports, or any such income taxes or any matters under discussion with any federal, state, county or local authority relating to taxes.


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                  4.8. Material Contracts. Attached hereto as Schedule 4.8, and certified by Seller, is a complete and correct description as of the date hereof of all agreements, contracts and commitments, written or oral, to which Seller is a party or by which it or any of its properties is bound as of the date hereof including: (a) mortgages, indentures, notes, letters of credit, surety agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit to, or any guarantee by, Seller or a subsidiary; (b) employment and consulting agreements; (c) stock option, incentive, employee benefit, profit sharing, pension and retirement or other compensation plans or agreements; (d) collective bargaining agreements; (e) the names and annual compensation, as of the date hereof, of directors, officers, and other employees, consultants or agents of the Seller; (f) sales, technical rep, dealer, distributor, VAR, VAD agreements; (g) agreements, orders or commitments for the purchase by Seller of materials, supplies or finished products; (h) agreements, orders or commitments for the sale by Seller of products or involving the furnishing of services to customers, agencies and the like; (i) licenses of software and any patent, trademark, copyright and other industrial property rights; (j) agreements or commitments for capital expenditures; (k) brokerage or finders' agreements; (l) agreements, contracts, leases, payables and commitments of a type other than those described in the foregoing clauses which, in any case, involve aggregate payments or receipts of more than $2,000 and/or which extend for a period of ninety (90) days from the date hereof. Seller has, or will promptly hereafter deliver to Buyer complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements set forth in Schedule 4.8. All such agreements, contracts and commitments are in full force and effect. All parties to such agreements, contracts and commitments have performed all material obligations required to be performed by them to date. None of such agreements, contracts or commitments are in default, and there has been no material


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violation of any representation or warranty, explicit or implied, contained therein. No claim of default by any party has been made or is now pending under any such agreement, contract or commitment, and no event has occurred or continues to occur that with notice or the passing of time or both would constitute a default thereunder or would excuse performance by any party thereto. No such agreement, contract or commitment materially affects or in the future may (so far as Seller can now reasonably foresee) materially adversely affect the business, financial condition, properties, assets, liabilities or operations of Seller taken as a whole.

                  4.9 Properties. Seller has listed and described in Schedule
4.9 all properties and assets of Seller not fully described in the Seller Financials or Schedules 1.1 or 1.2, including accounts receivable, inventory, tangible fixed assets, leasehold improvements, machinery, equipment, furniture, fixtures, bank accounts and vehicles. Seller owns and has good and marketable title in fee to all of its assets and properties, tangible or intangible, reflected on the Seller Financials, or listed in Schedule 4.9 in each case free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, right, easement or encumbrance except: (i) to the extent stated or reserved against in the Seller Balance Sheet; (ii) for liens for taxes not yet delinquent; and (iii) such other matters as have been described in another exhibit attached hereto. Also described in Schedule 4.9 are all leases for real or personal property and material currently in force involving Seller. A true copy of all such leases have been, or will promptly after execution hereof be, delivered to Buyer. All such leases are valid, subsisting and effective in accordance with their terms and in good standing, and there does not exist thereunder any default or event or condition which, after notice or lapse of time or both, would constitute a default thereunder. All physical properties owned or used by Seller and all equipment necessary for the operation of its business are being sold in "as is" good operating condition and in a reasonable state of maintenance


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and repair. Seller has received no notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation, or requirement relating to its operations or its properties, and there is no such violation, and all buildings and structures used by Seller substantially conform with applicable ordinances, codes and regulations.

                  4.10 Litigation. Except as set forth in Schedule 4.10, there are no actions, suits or proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting the business, operations or financial condition of Seller at law or in equity in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Seller is not in default with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                  4.11 Permits. Seller has all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for it to conduct its businesses as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and, to the knowledge of Seller, no suspension or cancellation of any of them is threatened. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement. Seller has complied in all material respects with the rules and regulations of all governmental agencies having authority over it, including, without limitation, agencies concerned with occupational safety, environmental protection and employment practices, and Seller has received no notice of violation of any such rules or regulations, whether corrected or not, within the last three (3) years.

                  4.12 Patents, Trademarks, Copyrights, etc. Seller owns or possesses full legal rights to use all material patents, trade names, trademarks, copyrights, inventions, processes, designs, formulae, trade secrets and other property rights necessary for the conduct of its business as it is now being conducted and is not aware of any conflict with or infringement of the rights of others. Seller does not know of any infringement by any third party upon any patent, trade name, trademark or copyright owned by Seller and Seller has not taken or omitted to take any action which would have the effect of waiving any of its rights under any such patent, trade name, trademark or copyright. No director, officer or stockholder of Seller owns or has any interest in any of the Seller products or in any software or hardware or other proprietary information or trade secret used in Seller's business.

                  4.13 Insurance. Seller shall promptly, after execution hereof, furnish to Buyer a complete and correct list as of the date hereof of all insurance policies maintained by Seller with respect to Seller liability for operations, casualty, damage or destruction of properties, buildings, machinery, equipment, furniture, fixtures, injury to persons or the lives of its key employees. All such policies are in full force and effect and all premiums due thereon have been paid or fully accrued as finally audited or determined on the Seller Financials. Seller has complied in all material respects with the provisions of all such policies.

                  4.14 Accounting Controls. Neither Seller nor any director, officer, agent, employee, consultant or other person associated with or acting on behalf of Seller has: (a) used any corporate funds for any unlawful contributions, gifts, entertainment or any other unlawful expenses relating to political activity; or (b) made any direct or indirect unlawful payments to government officials or others from corporate funds or established or maintained any unlawful or unrecorded funds. Seller makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that transactions are executed in accordance with management's authorization and transactions are recorded as necessary to permit preparation of Seller Financials and to maintain accountability for the earnings and consolidated assets of Seller.

                  4.15 Transactions with Affiliates. Except as disclosed in Seller Financials or in some other exhibit or schedule hereto, no officer or director, or a shareholder owning 5% or more of Seller's Stock, nor any spouse, decedent or ancestor of such a person nor any corporation, partnership, proprietorship, firm, association or trust in which such person has a direct or indirect interest, has any existing contractual relationship with Seller, or has engaged in any material transaction with Seller, nor has engaged in competition, direct or indirect, with Seller.

                  4.16 No Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Seller in such manner as to give rise to any valid claim against Seller or Buyer for any broker's or finder's fee or similar compensation.


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                  4.17 Directors, Officers and Stockholders. Attached herewith as Schedule 4.17 is a complete and correct listing as of the date hereof of the directors and officers of Seller and the beneficial owners of the issued and outstanding shares of Seller Stock and the number of shares of each class owned by them.

                  4.18 Non-Disclosure of Confidential Information. All persons and entities (including, without limitation, employees and customers of Seller) who have or had access to Seller's trade secrets, confidential information, software documentation, source codes, know-how and all other non-public information used or useful in Seller's business have entered into agreements with Seller, which contain provisions to the general effect that the recipients of such information agree to hold such information in confidence and not disclose the same, directly or indirectly, to any person not having Seller-authorized access to such information, without the express authorization of Seller and Seller is not aware of any violation of any of such agreements. Seller has, or will promptly after execution hereof deliver to Buyer complete and correct copies of all such agreements, together with all amendments thereto.

                  4.19 Foreign Assets. Seller has no material interest in any assets, real or personal, tangible or intangible, located outside of the continental limits of the United States, including, but not limited to, stock, securities or investments in, claims against or receivables from, any entities or persons so located.

                  4.20 Accounts Receivable. The accounts and notes receivable reflected in the Seller Financials are collectable in the amounts there shown, and the accounts and notes receivable acquired by Seller subsequent to the date of such Seller Financials through the Closing are and shall be collectable in the aggregate amounts shown upon Seller's books after application of the reserves for returns and bad


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debts set in Seller Financials and maintained upon the books in accordance with generally accepted accounting principles consistently applied by Seller.

                  4.21 Inventories. The inventories set forth in the Seller Financials and reflected since then upon the books of Seller are items of a quality and quantity useable or saleable in the normal course of its business and that market value is not less than the book value thereof; the value of any obsolete materials and of materials below standard quality has been written down to realizable market value or adequate reserves provided therefor; the value at which such inventories are carried reflect an inventory evaluation policy of stating inventory at the lower of first in, first out cost or market and of valuing finished goods and work in process at standard cost developed for individual items using current materials, labor, and overhead cost at normal production levels; and an obsolescence formula based on historical sales and backlog orders is applied to inventories of finished goods in order to determine the maximum quantities to be valued through each inventory date.

                  4.22 Disclosure. This Agreement and the certificates, statements and other information furnished to Buyer in writing by or on behalf of Seller in connection with the transactions contemplated herein, taken as a whole, do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller does not know of any fact or condition which is peculiar to Seller and does not affect similarly situated businesses and which materially adversely affects, or in the future may (so far as Seller can now reasonably foresee) materially adversely affect the financial condition, properties, assets, liabilities, business, operations or prospects of Seller taken as a whole which has not been set forth herein or in an exhibit or schedule hereto.

                  4.23 Hazardous Substances.


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                       (a) Except as disclosed on Schedule 4.23 hereto, to the
knowledge of Seller there has been no Release (as defined below), actual or threatened, of any Hazardous Substance (as defined below) by Seller (or its predecessor in interest) at or from any Facility (as defined below) currently or previously owned or operated by Seller (or its predecessor in interest). To the knowledge of Seller, there has been no Release of any Hazardous Substance for which Seller (or its predecessor in interest) is or may be liable. For purposes of this Agreement, each of the terms "Release", "Hazardous Substance" and "Facility" shall be defined as it is now, or shall in the future be, defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. (section)9601 et seq. or any other applicable federal, state or local law, statute, rule, regulation or ordinance.

                       (b) Seller has notified or reported to all federal, state or local officials and agencies all Releases of Hazardous Substances subject to any such notification or reporting requirements.

                       (c) Schedule 4.23 hereto sets forth a complete list of all aboveground and underground storage tanks, vessels and related equipment and containers located on any currently or previously (to the extent known) owned or operated facility that are subject to federal, state or local laws, statutes, rules, regulations or ordinances, and sets forth their present contents and, to the knowledge of Seller, what the contents have been at any time in the past.

                       (d) There have been no discharges to surface waters or groundwaters occurring prior to the date hereof other than permitted discharges.

                       (e) There have been no air emissions occurring prior to the date hereof other than permitted discharges.

                  4.24 ERISA.


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                       (a) Except as set forth on Schedule 4.24, Seller does not
maintain, administer or contribute to, nor at any time during the past six years has maintained, administered or contributed to, any (1) employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Title or Subtitles of ERISA) (the employee pension benefit plans disclosed on Schedule 4.24 are hereinafter referred to as the "Pension Plans");
(2) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (the employee welfare benefit plans disclosed on Schedule 4.24 are hereinafter referred to as the "Welfare Plans"); or (3) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement (the plans, insurance or similar arrangements so disclosed on Schedule 4.24 are hereinafter referred to as the "Employee Benefit Plans").

                       (b) All Pension Plans, Welfare Plans and Employee Benefit Plans and any related trust agreements or annuity contracts (or any related trust instruments) comply with and are and have been operated in accordance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), other federal statutes, state law and the regulations and rules promulgated pursuant thereto. All necessary governmental approvals for the Pension Plans, the Welfare Plans and the Employee Benefit Plans have been obtained, a favorable determination as to the qualification under the Code of each of the Pension Plans and each amendment thereto has been made by the Internal Revenue Service, and all of the Pension Plans remain qualified under the Code.

                       (c) Neither any Pension Plan nor any Welfare Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in section


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4974(c)(1) of the Code) other than any such transaction which is exempt under
Section 408 of ERISA or Section 4974(d) of the Code.

                       (d) Seller has not incurred any liability to the Pension Benefit Guaranty Seller ("PBGC") as a result of the voluntary or involuntary termination of any Pension Plan subject to Title IV of ERISA; there is currently no active filing by Seller with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any Pension Plan subject to Title IV of ERISA maintained or funded, in whole or in part, by Company or any of the Subsidiaries; and Seller has not made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability", as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                  4.25 Employees.

                       (a) Schedule 4.25 contains a complete and accurate list of each employee, officer or director of the Seller, including each employee on leave of absence or lay-off status: name; job title; current compensation paid or payable and any change in compensation since January 1, 1994; vacation accrued; and service credited for purposes of vesting eligibility to participate under any pension, retirement, profit-sharing, thrift type and savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any director plan of Seller.

                       (b) No employee, officer or director of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, officer or director and any other person or entity that in any


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way adversely affects or will affect (i) the performance of his or her duties as an employee, officer or director of the Seller, or (ii) the ability of Seller to conduct its business.

                       (c) Schedule 4.25 also contains a complete and accurate list of the following information for each retired employee, officer or director of the Seller, or their dependents receiving benefits or scheduled to receive benefits in the future: name; pension benefit; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

                       (d) No union or collective bargaining unit represents any of Seller's employees.

                  5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants the following to Seller, the truth and accuracy of which shall constitute a condition precedent to the obligations of Seller hereunder:

                  5.1 Organization. Buyer is a corporation organized and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite authority purchase the Assets, to execute and deliver this Agreement, and to perform the provisions hereof. The Buyer has taken all necessary corporate action in connection with the authorization, execution and delivery of this Agreement, documents executed in connection therewith and the transactions provided for herein. Buyer's documents have been duly executed and delivered by and are the legal and binding obligations of Buyer and are enforceable in accordance with their respective terms. By resolutions duly, validly and unanimously adopted, the board of directors of the Buyer shall have approved the form, substance, execution and delivery of this Agreement, the documents executed in connection therewith, and the transactions provided for herein. The resolutions so adopted shall remain in full force and effect and shall not be amended, altered, or rescinded in whole or in part. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby and the performance by Buyer of this Agreement will not, result in the acceleration of any obligation under any mortgage, lien, contract, judgment or decree, instrument, order of arbitration award, to which Buyer is a party or by which it is bound or which affects the Assets or Customer List.

                  5.2 Other Agreements. The execution and delivery of this Agreement and the consummation of the transactions provided for herein will not result in a breach of any terms or provisions of, or constitute a default or permit acceleration of maturity under, any indenture, mortgage, deed of trust, loan agreement or other agreement to which Buyer is a party or is bound.

                  6.  COVENANTS OF SELLER AND SHAREHOLDER.

                  6.1 Affirmative Covenants of Seller and Shareholder. Seller and Shareholder covenant that, throughout the period commencing on the date hereof and ending at the Closing, except for specific proposed actions or inaction as shall otherwise be consented to by Buyer in writing, Seller will and Shareholder agrees to cause Seller to:

                      (a) Conduct of Business. Conduct its business in a manner that will not adversely affect Seller's ability to obtain all necessary regulatory approvals for the transactions contemplated hereby or Seller's ability to perform its obligations under this Agreement and conduct its business in the ordinary course;

                      (b) Preservation of Business. Use its best efforts to maintain and preserve its businesses, its good will and its relationships with its customers;

                      (c) Assets. Maintain and keep its assets in as good repair and condition in all material respects as they presently exist, except for depreciation due to ordinary wear and tear and damage due to casualty;

                      (d) Insurance. Maintain in full force and effect the policies of insurance set forth in Section 4.13;

                      (e) Contracts, Etc. Perform all its material obligations under material contracts, leases and documents relating to or affecting its material assets, properties and businesses;

                      (f) Financial Statements. Furnish to Buyer:

                          i. Promptly upon receipt thereof, copies of all
financial reports submitted to Seller by independent auditors in connection with each annual, interim or special audit or review of the books of Seller made by such accountants;

                          ii. Promptly upon any executive officer of Seller
obtaining knowledge of any condition or event which would constitute a material violation of the terms and conditions of this Agreement or which would constitute a material default under any material indenture, mortgage, agreement or other instrument securing or relating to any indebtedness of Seller for borrowed money, a certificate of the President of Seller specifying the nature of such material violation or default and what action Seller has taken or is taking or proposes to take with respect thereto;

                          iii. Promptly upon becoming aware that any person has
given notice to Seller or taken any other action with respect to a claimed violation or default of the type referred to in subsection (ii) of this Subsection, a written notice describing the notice given or action taken by such person, the nature of such violation or default and what action Seller has taken or is taking or proposes to take with respect thereto; and

                          iv. With reasonable promptness, such additional
financial data as Buyer may reasonably request;

                      (g) Laws, Rules, Etc. Comply with and perform all material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not materially adverse to the financial condition, business, prospects or results of operations of Seller taken as a whole, or which would not materially impair the ability of Seller to consummate the transactions contemplated hereby;

                      (h) Corporate Existence. Maintain its existence, in the case of Seller, as a corporation validly existing in good standing under the laws of the Commonwealth of Massachusetts.

                      (i) Notices. Notify Buyer of (i) any fact or circumstance of which the executive officers of Seller have knowledge which would, absent disclosure by Seller to Buyer and Buyer's subsequent consent to such fact or circumstance, not permit Seller to satisfy the condition set forth in Section 6.1(a) of this Agreement, (ii) any material breach of any of its covenants contained herein, and (iii) any material adverse change in its financial condition, business, prospects or operating results;

                      (j) Best Efforts. Use their best efforts to assure, to the extent reasonably within their control, as soon as it is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated by this Agreement.

                  6.2 Negative Covenants of Seller and Shareholder. Seller and Shareholder covenant that, throughout the period commencing on the date hereof and ending on the date of Closing, except for proposed specific actions as shall otherwise be consented to by Buyer, Seller will not:

                      (a) Liabilities. Create, incur, assume, guarantee or otherwise become directly or indirectly obligated with respect to any liabilities or obligations outside the ordinary course of business nor become obligated under any agreement to lend or borrow funds or purchase or supply goods or services other than agreements that are not material and which are in the ordinary course of business;

                      (b) Corporate Status. Merge into, consolidate with, affiliate with, or be purchased or acquired by, any other corporation, entity or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition;

                      (c) Governing Documents. Amend its charter or by-laws, except that Seller shall amend the foregoing to the extent necessary to effect the transactions contemplated hereby;

                      (d) Stock. Purchase, redeem, retire or otherwise acquire, or hypothecate, pledge or otherwise encumber, any shares of capital stock;

                      (e) Dividends and Distributions. Make, declare or pay any dividend, or declare or make any distribution on any shares of its capital stock;

                      (f) Liability. Except for indebtedness and contingent liabilities incurred in the ordinary course of business of Seller, incur any indebtedness or liability for borrowed money evidenced by notes, bonds, debentures or other similar obligations;

                      (g) Assets. Solicit or encourage inquiries or proposals with respect to, or, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase or all or a material portion of its assets whether owned by it directly or of a substantial equity interest in, it or any business combination with it and Seller shall notify Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Seller shall instruct its officers, directors, agents, advisors and affiliates to comply with the above;

                      (h) Cash, Accounts Payable and Accounts Receivable. Except in the ordinary course of business, incur accounts payable, forgive or write off accounts receivable or deplete or expend cash-on-hand;

                      (i) Seller Stock. Issue any additional shares of capital stock or any options, warrants or other securities or instrument convertible into shares of capital stock without the prior consent of Buyer;

                      (j) Dividends and Other Distributions. Declare or pay any dividends or otherwise make distributions on any shares of its capital stock or sell, transfer or otherwise dispose of, or enter into any agreement to sell, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business; or

                      (k) Other Actions. Directly or indirectly agree to take any of the foregoing actions specified in Section 6.2.

                  7.  Conditions.

                  7.1 Conditions to the Obligations of Buyer and Seller. The Closing shall be expressly conditioned upon the following:

                      (a) Approval of Regulatory Agencies. All required consents and approvals of all regulatory agencies and other authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation the SEC if required, shall have been obtained, and all applicable waiting periods shall have expired.

                      (b) Suits, Actions. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the purchase.

                      (c) Statutes, Orders. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal the consummation of the purchase.

                  7.2 Conditions to the Obligations of Buyer. Consummation by Buyer of the transactions contemplated hereby is subject to the following conditions precedent, any of which, however, may be waived, to the extent permitted by applicable law or regulation, by the consent in writing of Buyer:

                      (a) Representations, Warranties and Covenants.

                          i. The representations and warranties of Seller
contained herein (A) shall have been true and correct in all material respects on the date hereof, and (B) other than as disclosed by Seller to, and approved by, Buyer in writing prior to or at the Closing, shall be true and correct in all material respects as of the Closing.

                          ii. Seller shall have duly performed in all material
respects all covenants, not otherwise waived by Buyer in writing, required by this Agreement to be performed by Seller prior to or at the Closing.

                          iii. Buyer shall have received a certificate of Seller
dated as of the Closing, signed by both the Chairman and the President of Seller and certifying in such detail as Buyer may reasonably request the fulfillment of the conditions set forth in Section 7.2(a)

                      (b) Material Adverse Changes.

                          i. Since the date of this Agreement there shall have
been no material adverse change in the overall financial condition, asset value, earnings, businesses, prospects or results of operations of Seller.

                          ii. Buyer shall have received a certificate of Seller
dated as of the date of the Closing, signed by the Chairman and the President of Seller and certifying in such detail as Buyer may reasonably request the fulfillment of the conditions set forth in Section 7.2(b).

                      (c) Opinion of Counsel. All proceedings and legal details incident to this Agreement shall be satisfactory to Wisler, Pearlstine, Talone, Craig, Garrity & Potash, LLP as counsel for Buyer, and Buyer shall have received an opinion reasonably satisfactory to them from Peabody & Arnold, as counsel for Seller, dated as of the date of the Closing and addressed to Buyer, to the effect that:

                          i. Seller is a Massachusetts corporation duly
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to execute, deliver and perform all transactions contemplated by this Agreement.

                          ii. The authorized capital stock of Seller consists of
__________ shares of common stock, no par value, of which the number of shares specified in the opinion are issued and outstanding on the Closing. Each of such outstanding shares of Seller's stock has been validly issued and is fully paid and non-assessable. None of such outstanding shares of Seller's stock have been issued in violation of any preemptive rights. To such counsel's knowledge, no unissued shares of Seller's stock or any other securities of Seller are subject to any warrants, options, commitments, preemptive or other rights of any kind or nature, and Seller is not obligated to issue any additional shares of capital stock or any other securities of any kind or nature.

                          iii. The execution, delivery and performance as of the
date of such opinion of all transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of Seller and do not and will not violate any of the provisions of, or constitute a default under or give any person or party the right to accelerate payment or performance under the certificate of incorporation or by-laws of Seller or to such counsel's knowledge any other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets is bound other than (i) violations, defaults or accelerations which in the aggregate would not have a material adverse effect on the financial condition, business, prospects or operating results of Seller taken as a whole or (ii) violations, defaults or accelerations that in the aggregate would not materially impair the ability of Seller to consummate the transactions contemplated hereby.

                      iv. This Agreement has been duly authorized, executed and delivered by Seller and constitutes valid and binding obligations of Seller, enforceable against Seller in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether such agreements or documents are considered in a proceeding in equity or at law).

                      v. To the actual knowledge of such counsel, the execution, delivery and performance of the Agreement by Seller will not violate any provision of law or regulation applicable to Seller other than (1) violations which in the aggregate would not have a material adverse effect on the financial condition, business, prospects or operating results of Seller taken as a whole, or (2) violations which in the aggregate would not materially impair the ability of Seller to consummate the transactions contemplated by the Agreement.

                      vi. All consents and approvals of (and filings with) all federal or state regulatory agencies or other authorities having jurisdiction over the transactions contemplated by this Agreement required by law for Seller to have been obtained or accomplished have been obtained or accomplished; such opinion to express those agencies or authorities whose approvals have been obtained or accomplished and to be given on a knowledge basis as to all others.

                      (d) Suit, Action, Etc. No suit, action or other proceeding shall be pending or directly threatened by any federal, state or other governmental agency, commission or authority having jurisdiction or authority over Seller or Buyer or by any other person, in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement and which in the reasonable judgment of the management of Buyer is meritorious and materially adversely affects the prospects of such consummation.

                      (e) Accountants' Letters. Buyer shall have received a reviewed report from Seller's independent certified public accountants dated June 30, 1996 and as of Closing substantially to the effect that:

                          i. it is a firm of independent public accountants with
respect to Seller; and

                          ii. on the basis of generally accepted accounting
standards, nothing has come to its attention which causes it to believe that the Seller Financials are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the financial statements and as of Closing, except as specified in such letter, there has been any change in the Seller Financials.

                      (f) Seller Customer Base. As of the Closing, there shall have been no material adverse change in the current customer base of Seller.

                      (g) Approval by Lenders. Seller shall have obtained, prior to Closing, the approval of the transactions required by this Agreement by the lenders of Seller or all obligations to such lenders shall be satisfied and released at Closing.

                      (h) Retirement Plans. Seller shall have fully funded all retirement plans for its officers and other employees prior to Closing and there shall be no existing or potential violation of applicable laws or regulations with regard to said retirement plans.

                      (i) Free and Clear. All Assets shall be conveyed to Buyer at Closing free and clear of all liens, encumbrances, pledges, mortgages, security interests, restrictions or charges of any nature whatsoever.

                      (j) Assignment of Leases, Contracts, Etc. Seller shall have used its best efforts to obtain and deliver to Buyer prior to Closing, and to the extent not so assigned, subsequent to Closing, assignments to Buyer of all of the leases and contracts set forth in Schedule 1.1 and Schedule 4.8, together with any required consents for such assignments, in such form as is reasonably acceptable to counsel for Buyer.

                      (k) Delivery of Documents. All documents required to be delivered to Buyer from Sellers or Seller have been delivered.

                  7.3 Conditions to the Obligations of Seller. Consummation by Seller of the transactions contemplated hereby is subject to the following conditions precedent, any of which, however, may be waived, to the extent permitted by applicable law or regulation, by the consent in writing of Seller:

                      (a) Representations and Warranties.

                          i. The representations and warranties of Buyer
contained herein (A) shall have been true and correct in all material respects on the date made, and (B) other than as disclosed by Buyer to, and approved by, Seller in writing prior to or at the Closing, shall be true and correct in all material respects as of the Closing, except as otherwise permitted by this Agreement.

                          ii. Buyer shall have duly performed in all material
respects all covenants, not otherwise waived by Seller in writing, required by this Agreement to be performed by Buyer prior to or at the Closing.

                      (b) Suit, Action, Etc. No suit, action or other proceeding shall be pending or directly threatened by any federal, state or other governmental agency, commission or authority having jurisdiction or authority over Seller or Buyer or by any other person, in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement and which in the reasonable judgment of Sellers and of the management of Seller is meritorious and materially adversely affects the prospects of such consummation.

                  8.  EXPENSES.

                  8.1 Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

                  9.  CONFIDENTIALITY.

                  9.1 Confidentiality. Any non-public or confidential information disclosed by either party to the other pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing party to be non-public or confidential, or which by the content thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained hereunder by any party shall be returned as soon as practicable after any termination of this Agreement and all electronic data that constitutes non-public confidential information which is not physically returned shall be destroyed. The obligation of the parties to maintain the confidentiality of such information shall survive the termination of this Agreement.

                  10.  INDEMNIFICATION; REMEDIES.

                  10.1 Survival. All representations, warranties, covenants and obligations in this Agreement and any certificate of document delivered pursuant to this Agreement will survive the Closing. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, recovery of damages, or other remedy based on such representations, warranties, covenants and obligations.

                  10.2 Indemnification by Seller and Shareholders. Seller and Shareholders agree to indemnify and hold harmless Buyer against any and all losses, costs, expenses, claims, damages or liabilities (including the amount of any settlement approved by such Seller and expenses of enforcing this Agreement), which Buyer may suffer, incur or become subject to, and to reimburse Buyer for any legal or other expenses incurred by it in connection with investigating any claims and defending any actions, insofar as such losses, costs, expenses, claims, damages, liabilities or actions arise out of or are based upon (i) any false, misleading or untrue representation, or the breach of any warranty made by either or both of the Seller or Shareholders, (ii) any breach or default in performance by the Seller of any of its covenants or agreements with Buyer contained herein, (iii) the assessment of any claim for additional premium for any insurance policy not fully accrued on the Seller Financials; or
(iv) any tax liability of Seller imposed upon Buyer or Seller based on a failure of Seller to file all tax returns and pay all taxes due, or assessed after IRS audit, based upon the operations of Seller prior to the Closing or thereafter including any tax liability based upon this transaction (transferee liability).

                  10.3 Set Off. Buyer may set off any amount to which it believes in good faith it may be entitled under this Section or any of the Related Agreements against amounts otherwise payable under Section 2 of this Agreement or under the Related Agreements. The exercise of such right of set off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an Event of Default under the promissory note executed pursuant to this Agreement or under the Related Agreements. Neither the exercise of nor the failure to exercise such right of set off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available. Seller may dispute Buyer's right to set off and submit the right to set off to arbitration as follows. Seller shall give written notice to Buyer that Buyer is revoking this paragraph. The notice shall state the name, address and telephone number of Seller's arbitrator. Within fifteen
(15) days, Buyer shall send written notice to Seller naming Buyer's arbitrator. The two arbitrators shall jointly select a third arbitrator and the panel of three shall determine the issue. Each party may make a written and oral presentation of its position to the arbitrator together with documentation and witnesses. The arbitrator's decision shall be limited to a determination that the set off by Buyer is being made in good faith and with reasonably sufficient justification. It shall not be necessary for Buyer to establish the ultimate liability of Seller or Shareholder with respect to any claim being made by the Buyer nor the extent of damages attributable thereto.

                  10.4 Related Agreements. Concurrent with the Closing, Judge Imaging Systems, Inc. is executing an Employment Agreement with Robert Haskell and an Employment Agreement with Edward Haskell (this Agreement and the Employment Agreements are collectively referred to as the "Related Agreements"). Any breach or default by either of the Haskells under any of the Related Agreements shall be construed to be a breach of all of the Related Agreements and any obligation under one agreement shall be considered to be an obligation under every other Related Agreement.

                  10.5 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless Seller and Shareholders against any and all losses, costs, expenses, claims, damages or liabilities which Seller or Shareholder may suffer, incur or become subject to, and to reimburse Seller or Shareholder for any legal or other expenses incurred by it in connection with defending any actions brought by third parties which are based upon the unjustifiable failure of Buyer to perform its obligations under any contract assigned by Seller to Buyer pursuant to this Agreement.

                  10.6 Remedies. In the event any party shall default in its obligations hereunder, any non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including legal and accounting expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder. Any negligent misrepresentation or negligent omission of information which is not material to this Agreement is not grounds for default or rescission of this Agreement.

                  11.  Miscellaneous Provisions.

                  11.1 Entire Agreement. This Agreement, and all Exhibits and Schedules attached hereto, as well as any other document if signed or initialed by the parties hereto and specifically providing that it is an exception to the limitations contained in this Section, embody the entire agreement between the parties hereto with respect to the matters agreed to herein, and, except as expressly provided herein, this Agreement shall not be affected by reference to any other document except for any such document signed or initialed by the duly authorized representatives of the parties hereto and specifically providing that it is an exception to the limitations contained in this Section. All prior negotiations, discussions agreements by and between the parties hereto with respect of such matters agreed to herein which are not reflected or set forth in this Agreement, or in the Exhibits or Schedules, or in such other document, shall have no further force or effect. Each representation, warranty, covenant or agreement contained in this Agreement made by any of the parties hereto shall have independent force and effect and shall not be affected by any other representation except by specific reference.

                  11.2 Publicity. The content and timing of all publicity and announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to Buyer's approval.

                  11.3 Amendment and Waiver. Neither this Agreement nor any term, covenant, condition or other provision hereof may be amended, modified, supplemented, waived, discharged or terminated except by an instrument in writing signed by responsible officers duly authorized by the respective boards of directors of the parties hereto.

                  11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that federal law may be applicable.

                  11.5 Communications. All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, sent by recognized overnight delivery service, or certified or registered mail, postage prepaid, return receipt requested.

              (a)      If to Buyer, to:

                       Two Bala Plaza
                       Suite 400
                       Bala Cynwyd, PA 19004
                       Attention:  Martin E. Judge, Jr.

                       With a copy to:

                       Wisler, Pearlstine, Talone, Craig, Garrity & Potash, LLP 484 Norristown Road
                       Blue Bell, PA 19422
                       Attention:  Michael J. O'Donoghue


              (b)      If to Seller, to:

                       Systems Automation, Inc.
                       15 Lakeside Office Park, Rt. 128
                       Wakefield, MA
                       Attention:  Robert Haskell

                       With a copy to:

                       Peabody & Arnold
                       50 Rowes Wharf
                       Boston, MA  02110
                       Attention:  John Dineen


                  11.6 Successors and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

                  11.7 Headings, Etc. The headings of the Sections and Subsections of this Agreement have been inserted for convenience only and shall not be deemed to be a part of this Agreement.

                  11.8 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

                  11.9 No Third Party Beneficiary. Except as expressly provided for herein, nothing in this Agreement is intended to confer upon any person who is not a party hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  11.10 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  11.11 ISN

                        (a) Robert Haskell owns all issued and outstanding shares of Integrated Systems Networks, Inc. ("ISN"), a corporation organized under the laws of the Commonwealth of Massachusetts with its principal place of business at Lakeside Office Park, Route 128, Wakefield, Massachusetts.

                        (b) On or before December 1, 1996 Buyer shall select and immediately implement one of the following options with regard to ISN:

                            (i) All issued and outstanding stock of ISN and its
tangible and intangible assets as they exist now shall be transferred to Buyer by Robert Haskell for no additional consideration; or

                            (ii) ISN shall be dissolved.

                        (c) Pending the implementation of one of the above options all net profits of ISN will be credited to Buyer and no assets tangible or intangible shall be assigned or transferred.

                        (d) In the event that Buyer is in default under the promissory note provided for in section 1.2 as of December 1, 1996, Robert Haskell shall have no obligation to implement Buyer's exercise of any option set forth above until and unless such default has been cured.

                      [SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date set forth above.

                                            SELLER:

                                            SYSTEMS AUTOMATION, INC.


Attest: /s/ Robert R. Haskell               By: /s/ Edward Haskell
        -------------------------------         -------------------------------
        Robert R. Haskell, Secretary            Edward Haskell, President


                                                /s/ Edward Haskell
                                                -------------------------------
                                                Edward Haskell



                                            BUYER:

                                            THE JUDGE GROUP, INC.



                                            By: /s/  Martin E. Judge, Jr.
                                                -------------------------------
                                                Martin E. Judge, Jr., CEO